Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Oak Woods Acquisition Corporation on Amendment No.5 to Form S-4 (File NO. 333-280240) of our report dated April 16, 2024, which includes an explanatory paragraph as to the Oak Woods Acquisition Corporation’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Oak Woods Acquisition Corporation as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from March 11, 2022 (inception) through December 31, 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

November 20, 2024

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com